Exhibit 10.31


                    Amendments to Certain Stock Option Plans
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Effective  as of  February  7, 2002,  all frozen  stock  option  plans of Thermo
Electron Corporation (the "Company") and all stock option plans of the Company's subsidiaries assumed by the Company were amended as follows:

- to clarify the language regarding restricted stock awards to provide that any dividends received on restricted stock would also be subject to the restrictions of the restricted stock;

- to delete all provisions permitting the Company to make a loan to an optionee in order to fund the purchase of shares upon the exercise of the option;

- to provide that options can only be exercised in accordance with the instructions established by the plan administrator;

- to provide that obligations to pay any federal, state or local taxes required to be withheld in accordance with the plan administrator's instructions;

- amended to provide that stock purchased on the exercise of an option be paid for in accordance with the plan administrator's instructions;

- to include a list of adjustments the Board may make upon recapitalizations, mergers and the like to the "adjustments in the event of certain transactions" provision; and

- to make the "administration" provision consistent with that of the Company's 2001 Equity Incentive Plan, as amended.